UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 25, 2025

CALIBERCOS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-41703	47-2426901
(Commission File Number)	(IRS Employer Identification No.)

8901 E. Mountain View Rd. Ste. 150, Scottsdale, AZ	85258
(Address of Principal Executive Offices)	(Zip Code)

(480) 295-7600

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, par value $0.001	CWD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

 Item 4.01 Changes in Registrant’s Certifying Accountant.

On September 25, 2025, the Audit Committee of the Board of Directors (the “Board”) of CaliberCos Inc. (the “Company”) recommended and the Board approved (i) the appointment of Urish Popeck & Co., LLC (“Urish Popeck”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and related interim periods and, concurrently, (ii) the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of Deloitte on the Company’s financial statements as of December 31, 2024 and December 31, 2023, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles. The audit report for the year ended December 31, 2024 had been prepared assuming that the Company would continue as a going concern and included an explanatory paragraph regarding the Company’s ability to continue as a going concern as result of its negative operating cash flows and the Company’s lack of resources to satisfy debt maturities.

Furthermore, during the two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through September 25, 2025, there were no disagreements with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte, would have caused it to make a reference in connection with its opinion to the subject matter of the disagreement or reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

During the two most recent fiscal years ended December 31, 2024 and December 31, 2023, and the subsequent interim period through September 25, 2025, Urish Popeck has not been engaged as either the principal accountant to audit the Company’s financial statements, or as an independent accountant to audit a significant subsidiary of the Company. During the two most recent fiscal years, ended December 31, 2024 and December 31, 2023, and the subsequent interim period through September 25, 2025, neither the Company nor anyone on the Company’s behalf consulted Urish Popeck regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by Urish Popeck that Urish Popeck concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement within the meaning of Item 304(a)(1)(iv) of Regulation S-K, or a reportable event within the meaning of Item 304(a)(1)(v) of Regulation S-K.

The Company provided Deloitte with a copy of the foregoing disclosures prior to the filing of this Current Report on Form 8-K and requested that Deloitte furnish a letter addressed to the Securities and Exchange Commission, a copy of which is attached hereto as Exhibit 16.1, stating whether it agrees with such disclosures, and, if not, stating the respects in which it does not agree.

 Item 9.01 Financial Statements and Exhibits

Exhibits

Exhibit No.	Description
16.1	Letter to the Securities and Exchange Commission from Deloitte & Touche LLP, dated September 25, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 26, 2025	CaliberCos Inc.

	By:	/s/ John C. Loeffler, II
	Name:	John C. Loeffler, II
	Title:	Chairman and Chief Executive Officer